United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2017

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

ITEM 3.03	Material Modification to Rights of Security Holders

On February 2, 2017, the Board of Directors of IsoRay, Inc. (the “Company”) resolved to amend the Share Rights Agreement (the “Rights Agreement”), dated as of February 1, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent (“Computershare”), in order to extend the expiration date of the Rights Agreement. Thereafter, on February 2, 2017, the Company and Computershare entered into the Amendment to the Share Rights Agreement (the “Amendment”) to amend the definition of “Expiration Time” to the earliest of 5:00 p.m., Richland, Washington time, on February 16, 2027, and the date on which the Rights are redeemed or exchanged pursuant to the terms and conditions of the Rights Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Amendment, dated as of February 2, 2017, to the Share Rights Agreement, dated as of February 1, 2007, between IsoRay, Inc. and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 3, 2017

IsoRay, Inc., a Minnesota corporation

By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, CEO